Exhibit 99.1

AutoZone EPS up 32% to $1.04; Total Sales Up 3.4%; ROIC Improves to 24.5%

MEMPHIS, Tenn., March 3 /PRNewswire-FirstCall/ — AutoZone, Inc. (NYSE: AZO) today reported sales of $1.159 billion for its second fiscal quarter (12 weeks) ended February 14, 2004, an increase of 3.4% from fiscal 2003. Same store sales, or sales for domestic stores open at least one year, were flat overall. Retail same store sales were down 1% while AZ Commercial same store sales were up 10%. Gross profit, as a percentage of sales, for the quarter improved by 4.4 percentage points while operating expenses, as a percentage of sales, increased by 3.0 percentage points. This resulted in an operating margin of 14.5%, up 1.4 percentage points from last year. Operating profit increased 14.3% over the prior year.

Net income for the quarter increased by 15.6% to $91.7 million, and diluted earnings per share, reflecting net income and the benefit of the company share repurchase program, increased 32% to $1.04 per share from $0.79 per share reported in the year-ago quarter. During the quarter, the Company experienced no one-time gain from warranty.

Return on invested capital for the trailing four quarters increased to 24.5% from 21.4% the previous year.

For the fiscal year-to-date period (24 weeks), sales were $2.44 billion, an increase of 4.4% from the prior year, with a same store sales increase of 1% on flat growth in retail same store sales and 13% growth in AZ Commercial same store sales. Year-to-date net income increased 15.9% to $213.4 million, while diluted earnings per share for the period increased 30.9% to $2.39 from $1.83.

Under its ongoing share repurchase program, AutoZone repurchased 4.0 million shares of its common stock for $337 million during the second quarter. Since 1998, cumulative share repurchases have totaled $3.2 billion, or 76.7 million shares at an average price of $42.04 per share.

For the quarter, gross profit, as a percentage of sales, was 48.7% while operating expenses, as a percentage of sales, were 34.1%. During the quarter, gross profit was affected by the accounting required by the Emerging Issues Task Force Issue 02-16, “Accounting by a Customer (including a Reseller) for Cash Consideration Received from a Vendor” (EITF Issue 02-16). AutoZone adopted the new accounting effective January 1, 2003. For the twelve weeks ended February 14, 2004, this resulted in a change in classification of $29.6 million of vendor funding from operating expenses to cost of goods sold. Excluding the impact of EITF Issue 02-16, gross margin for the quarter would have been 46.1% (versus 44.3% last year) and selling, general and administrative expenses as a percent of sales would have been 31.6% (versus 31.1% last year). This increase in selling, general and administrative expenses as a percent of sales primarily reflects costs associated with the company’s initiative to refresh approximately 200 stores during the quarter and to open 62 incremental commercial programs.

The Company reduced its per store inventory levels as of February 14, 2004, to $443 thousand from $471 thousand last year. Total inventory was down while total sales were up 3.4%. Net inventory, defined as inventory less accounts payable, declined on a per store level to $81 thousand from $140 thousand last year.

During the quarter AutoZone opened 40 new stores in the U.S. and 5 new stores in Mexico. As of February 14, 2004, AutoZone sells auto and light truck parts, chemicals and accessories through 3,299 AutoZone stores in 48 states plus the District of Columbia in the U.S. and 55 AutoZone stores in Mexico and also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information and auto and light truck parts through www.autozone.com.

AutoZone will host a one-hour conference call this morning, Wednesday, March 3, 2004, beginning at 9:00 a.m. (CST) to discuss the first quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking “Investor Relations,” “Conference Calls”. The call will also be available by dialing (210) 234-0004. A replay of the call and slides will be available on AutoZone’s website. In addition, a replay of the call will be available by dialing (402) 220-4124 through Wednesday, March 10, 2004, at 10:00 p.m. (CST).

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). This information should not be considered a substitute for any measures derived in accordance with GAAP. The Company believes that this information is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results. The financial impact of the adoption of EITF Issue 02-16 was identified as an “adjustment” for comparative purposes. The Company’s management uses comparative information regarding the adoption of EITF Issue 02-16 to analyze and compare the Company’s underlying operating results. Management also manages the Company’s debt levels to a ratio of adjusted debt to EBITDAR, as shown on the attached tables. This is important information for the Company’s management of its debt levels. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. These statements discuss, among other things, business strategies and future performance. These forward-looking statements are subject to risks, uncertainties and assumptions, including, without limitation, competition, product demand, the economy, inflation, gasoline prices, consumer debt levels, war and the prospect of war, including terrorist activity, and the availability of commercial transportation. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone’s Form 10-K for the fiscal year ended August 30, 2003, for more information related to those risks. AutoZone undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

AutoZone’s 2nd Quarter Highlights - Fiscal 2004

Condensed Consolidated Statements of Operations 2nd Quarter, F2004 Only (in thousands, except per share data)

	GAAP Results
	12 Weeks Ended February 14, 2004	12 Weeks Ended February 15, 2003

Net sales	$1,159,236	$1,120,696
Cost of Sales	594,925	624,697

Gross profit	564,311	495,999
Operating SG&A expenses	395,785	348,501

Operating profit (EBIT)	168,526	147,498
Interest expense, net	21,922	19,633

Income before taxes	146,604	127,865
Taxes	54,950	48,590

Net income	$ 91,654	$ 79,275

Net income per share:
Basic	$ 1.06	$ 0.81
Diluted	$ 1.04	$ 0.79
Weighted Average Shares outstanding:
Basic	86,618	98,446
Diluted	88,028	100,393

	Adjustments
	12 Weeks Ended February 14, 2004	12 Weeks Ended February 15, 2003
Net sales	$ —	$—
Cost of Sales	29,608

Gross profit	(29,608)
Operating SG&A expenses	(29,608)

Operating profit (EBIT)	—
Interest expense, net	0

Income before taxes	—
Taxes	0

Net income	$ —	$—

Net income per share:
Basic	$ —
Diluted	$ —
Weighted Average Shares outstanding:
Basic	86,618
Diluted	88,028

	*Adjusted
	12 Weeks Ended February 14, 2004	12 Weeks Ended February 15, 2003

Net sales	$1,159,236	$1,120,696
Cost of Sales	624,533	624,697

Gross profit	534,703	495,999
Operating SG&A expenses	366,177	348,501

Operating profit (EBIT)	168,526	147,498
Interest expense, net	21,922	19,633

Income before taxes	146,604	127,865
Taxes	54,950	48,590

Net income	$ 91,654	$ 79,275

Net income per share:
Basic	$ 1.06	$ 0.81
Diluted	$ 1.04	$ 0.79
Weighted Average Shares outstanding:
Basic	86,618	98,446
Diluted	88,028	100,393

*	Adjusted Statement of Operations for F2004 excludes EITF Issue 02-16 impact.

Year-to-date 2nd Quarter, F2004

	GAAP Results
	24 Weeks Ended February 14, 2004	24 Weeks Ended February 15, 2003

Net sales	$2,441,276	$2,339,331
Cost of Sales	1,263,875	1,293,942

Gross profit	1,177,401	1,045,389
Operating SG&A expenses	793,771	709,565

Operating profit (EBIT)	383,630	335,824
Interest expense, net	42,182	38,738

Income before taxes	341,448	297,086
Taxes	128,050	112,900

Net income	$ 213,398	$ 184,186

Net income per share:
Basic	$ 2.43	$ 1.87
Diluted	$ 2.39	$ 1.83
Weighted Average Shares outstanding:
Basic	87,679	98,627
Diluted	89,219	100,800

	Adjustments
	24 Weeks Ended February 14, 2004	24 Weeks Ended February 15, 2003
Net sales	$ —	$—
Cost of Sales	51,228

Gross profit	(51,228)
Operating SG&A expenses	(51,228)

Operating profit (EBIT)	—
Interest expense, net	0

Income before taxes	—
Taxes	0

Net income	$ —	$—

Net income per share:
Basic	$ —
Diluted	$ —
Weighted Average Shares outstanding:
Basic	87,679
Diluted	89,219

	*Adjusted
	24 Weeks Ended February 14, 2004	24 Weeks Ended February 15, 2003

Net sales	$2,441,276	$2,339,331
Cost of Sales	1,315,103	1,293,942

Gross profit	1,126,173	1,045,389
Operating SG&A expenses	742,543	709,565

Operating profit (EBIT)	383,630	335,824
Interest expense, net	42,182	38,738

Income before taxes	341,448	297,086
Taxes	128,050	112,900

Net income	$ 213,398	$ 184,186

Net income per share:
Basic	$ 2.43	$ 1.87
Diluted	$ 2.39	$ 1.83
Weighted Average Shares outstanding:
Basic	87,679	98,627
Diluted	89,219	100,800

*	Adjusted Statement of Operations for F2004 excludes EITF Issue 02-16 impact.

Selected Balance Sheet Information (in thousands)
	February 14, 2004	February 15, 2003	August 30, 2003

Merchandise inventories	$1,487,478	$1,490,172	$ 1,511,316
Current assets	1,600,354	1,577,914	1,584,994
Property and equipment, net	1,735,505	1,662,567	1,715,753
Total assets	3,701,716	3,614,582	3,680,466
Accounts payable	1,216,404	1,048,077	1,321,905
Current liabilities	1,597,837	1,469,797	1,675,566
Debt	1,786,945	1,339,542	1,546,845
Stockholders’ equity	233,877	747,774	373,758
Working capital	2,517	108,117	(90,572)

Adjusted Debt / EBITDAR (Trailing 4 Qtrs)

	February 14, 2004	February 15, 2003

Net income	546,816	464,485
Add: Interest	88,234	80,893
Taxes	330,553	284,801

EBIT	965,603	830,179
Depreciation/Amortization	107,254	112,998
Rent Expense	114,213	103,702

EBITDAR	1,187,070	1,046,879
Debt	1,786,945	1,339,542
Add: Rent x 6	685,278	622,214

Adjusted Debt	2,472,223	1,961,756

Adjusted Debt to EBITDAR	2.1	1.9

Selected Cash Flow Information (in thousands)

	12 Weeks Ended February 14, 2004	12 Weeks Ended February 15, 2003

Depreciation	$ 24,392	$ 25,243
Capital spending	$ 40,123	$ 31,367

Cash flow before share repurchase:
Net increase (decrease) in cash and
cash equivalents	$ 47	$ 29
Subtract increase (decrease) in debt	333,600	26,450
Subtract share repurchases	(337,218)	(80,972)

Cash flow before share repurchases	$ 3,665	$ 54,551

	24 Weeks Ended February 14, 2004	24 Weeks Ended February 15, 2003

Depreciation	$ 48,342	$ 50,836
Capital spending	$ 69,478	$ 61,832

Cash flow before share repurchase:
Net increase (decrease) in cash and cash equivalents	$ (31)	$ 61
Subtract increase (decrease) in debt	240,100	145,025
Subtract share repurchases	(397,663)	(159,495)

Cash flow before share repurchases	$157,532	$ 14,531

	Trailing 4 Quarters February 14, 2004	Trailing 4 Quarters February 15, 2003

Depreciation	$ 107,254	$ 112,998
Capital spending	$ 189,888	$ 138,449

Cash flow before share repurchase:
Net increase (decrease) in cash and
cash equivalents	$ 152	$ (669)
Subtract increase (decrease) in debt	447,403	87,600
Subtract share repurchases	(1,129,263)	(689,267)

Cash flow before share repurchases	$ 682,012	$ 600,998

Other Selected Financial Information (in thousands)

	February 14, 2004	February 15, 2003
Cumulative share repurchases ($):
On balance sheet	$3,224,474	$2,095,191
Forward contracts	—	297,525

Total	$3,224,474	$2,392,716
Cumulative share repurchases (shares):
On balance sheet	76,698	62,032
Forward contracts	—	4,283

Total	76,698	66,315

Shares outstanding, end of quarter	84,756	97,857

	February 14, 2004	February 15, 2003

Return on Equity (ROE)	111.4%	56.7%

	Trailing 4 Quarters February 14, 2004	Trailing 4 Quarters February 15, 2003
Return on Invested
Capital (ROIC)	24.5%	21.4%

AutoZone’s 2nd Quarter Fiscal 2004 Selected Operating Highlights

Store Count & Square Footage

	12 Weeks Ended February 14, 2004	12 Weeks Ended February 15, 2003	24 Weeks Ended February 14, 2004	24 Weeks Ended February 15, 2003
Domestic stores:
Store count:
Stores opened	40	30	80	61
Stores closed	0	6	0	7
Replacement stores	0	3	1	4
Total domestic stores	3,299	3,122	3,299	3,122
Stores with commercial sales	2,048	1,954	2,048	1,954
Square footage (in thousands):	20,944	19,986	20,944	19,986
Square footage per store	6,349	6,402	6,349	6,402
Stores in Mexico:
Stores opened	5	1	6	2
Total stores in Mexico	55	41	55	41

Sales & Inventory Statistics (Domestic Stores Only):

	12 Weeks Ended February 14, 2004	12 Weeks Ended February 15, 2003	Trailing 4 Quarters February 14, 2004	Trailing 4 Quarters February 15, 2003
Total Retail Sales
($ in thousands)	$966,698	$948,733	$4,691,038	$4,577,740	*
% Increase vs. LY Retail
Sales	2%	1%	2%	6%
Total AZ
Commercial Sales
($ in thousands)	$153,871	$137,972	$ 711,131	$ 584,561	*
% Increase vs. LY AZ
Commercial Sales	12%	31%	22%	24%
Sales per average store
($ in thousands)	$ 342	$ 349	$ 1,683	$ 1,676	*
Sales per average square foot	54	55	264	261	*

	12 Weeks Ended February 14, 2004	12 Weeks Ended February 15, 2003	24 Weeks Ended February 14, 2004	24 Weeks Ended February 15, 2003
Same store sales - rolling 13
periods
Total	0%	2%	1%	3	%*
Retail vs. commercial
Retail	(1%)	(1%)	0%	1	%*
Commercial	10%	29%	13%	29	%*

*	For comparison purposes, excludes 53rd week in fiscal 2002.

	Trailing 4 Quarters February 14, 2004	Trailing 4 Quarters February 15, 2003
Inventory turns:
Based on average inventories	1.9x	2.1x
Based on ending inventories	2.0x	2.0x
Inventory turns, net of payables:
Based on average inventories	10.7x	8.4x
Based on ending inventories	11.8x	6.9x

Inventory Statistics (Total Stores):

	February 14, 2004	February 15, 2003
Accounts payable/inventory
(total company)	82%	70%

	as of February 14, 2004	as of February 15, 2003
($ in thousands)
Gross Inventory	$1,487,478	$1,490,172
Gross Inventory / Store	$ 443	$ 471
Net Inventory (net of payables)	$ 271,074	$ 442,095
Net Inventory / Store	$ 81	$ 140

SOURCE AutoZone, Inc.
-0- 03/03/2004
/CONTACT: Financial, Brian Campbell, +1-901-495-7005, or brian.campbell@autozone.com, or Media, Ray Pohlman, +1-901-495-7962, or ray.pohlman@autozone.com, both of AutoZone, Inc./
/Web site: http://www.autozone.com http://www.autozoneinc.com /
(AZO)
CO: AutoZone, Inc. ST: Tennessee IN: AUT REA SU: ERN CCA MAV